(In form of certificate, two-sided)

                               Newsearch, Inc.
              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO 25,000,000 SHARES OF COMMON STOCK AUTHORIZED, $.001 PAR VALUE

NUMBER---------                                               SHARES----------

                                                              CUSIP

This certifies that
is the owner of

           FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                                Newsearch, Inc.

Transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Colorado, and to the Certificate of Incorporation and Bylaws by the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.
WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

(Seal as follows: "NEWSEARCH, INC. CORPORATE SEAL, COLORADO")

/S/JOEY SMITH                                              /S/RHETT NIELSON
   PRESIDENT                                                  SECRETARY

Countersigned and Registered
AMERICAN SECURITIES TRANSFER & TRUST
12039 West Alameda Parkway
Suite Z-2
Lakewood, CO 80228
By:
     ---------------------------------------
     AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -CUSTODIAN -
TEN NET - as tenants by the entireties             (Cust)    (Minor)
JT TEN - as joint tenants with right of       under Uniform Gifts to Minors
         survivorship and not as tenants      ACT_________________________
         in common                                       (State)
Additional abbreviations may also be used though not in the above list.

For Value Received, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
_________________________________


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)



_______________________________________________________________________Shares
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint_________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated___________________



NOTICE: SIGNATURE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, BROKER OR ANY OTHER ELIGIBLE GUARANTOR INSTITUTION THAT IS AUTHORIZED TO DO SO UNDER THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (STAMP) UNDER RULES PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.